EXHIBIT 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS SECOND QUARTER NET INCOME OF
$1.8 MILLION OR $0.23 PER DILUTED SHARE

COMPANY DECLARES QUARTERLY CASH DIVIDEND OF $0.07 PER SHARE

ALBANY, Ga. (July 24, 2014) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended June 30, 2014.  Key aspects of the Company's results for the second quarter of 2014 include:

•
Net income of $1.8 million or $0.23 per diluted share, up 32% from $1.3 million or $0.18 per diluted share for the linked quarter, but down 33% from $2.7 million or $0.36 per diluted share for the year-earlier quarter;

•
Excluding special items for each quarter, net income of $2.4 million or $0.31 per diluted share, up 33% from $1.8 million or $0.24 per diluted share for the linked quarter, but down 17% from $2.9 million or $0.39 per diluted share for the year-earlier quarter (see non-GAAP reconciliation);

•	Loan growth, excluding loans acquired through FDIC-assisted acquisitions, of $42.2 million or 6% on a linked-quarter basis and $106.7 million or 17% compared with the year-earlier quarter;
•	A decline in nonperforming loans, excluding FDIC-acquired loans, of 24% on a linked-quarter basis and 43% compared with the year-earlier quarter;
•	An increase in the provision for loan losses, excluding FDIC-acquired loans, to $510,000, up from $65,000 for the linked quarter and down 20% compared with $640,000 for the year-earlier quarter;
•	Mortgage originations increased to $249.9 million for the quarter, up $114.4 million or 84% from the linked quarter and up $133.2 million or 114% from the year-earlier quarter; and
•
FDIC-acquired portfolios experienced improvement in cash flows, which resulted in $12.7 million of non-accretable discount transferred to the accretable discount and also resulted in an increase in the FDIC clawback expenses to $882,000.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "We are pleased to report ongoing improvements in our operating results.  Our core loan portfolio continued to grow in the second quarter, reflecting overall expansion along with continued organic growth, while at the same time credit quality metrics demonstrated further improvements in portfolio risks.  Cash flows from our FDIC-acquired portfolios also have continued to improve, which have increased our interest income, but likewise resulted in a large increase in our clawback liability during the quarter.  Additionally, our mortgage expansion efforts continue to cement as a solid platform for future growth, evidenced by a substantial increase in originations during the second quarter and a significantly larger pipeline of loans in process at quarter's end."  Dorminey noted that HeritageBank Mortgage turned solidly profitable in the second quarter of 2014 as the Company begins to benefit from the investment it has made in these operations over the past two years.

Referring to the April 2014 announcement of the Company's pending acquisition of Alarion Bank, the banking subsidiary of Alarion Financial Services, Inc. ("Alarion"), Dorminey noted that the Company expects to complete the acquisition during the third quarter of 2014, assuming approval by regulatory authorities and Alarion's shareholders as well as the satisfaction of other customary closing conditions.  Alarion has called a special meeting of its shareholders to be held on August 19, 2014, to consider and vote on the transaction, which is valued at approximately $22.3 million.  Integration planning relating to the proposed transaction is continuing and, related to this, the Company has hired David C. Wilson to assist with preparation for the Company's entry into the Gainesville market.  Wilson, with more than 30 years of lending experience, was most recently Gainesville City President for BBVA – Compass Bank.

-MORE-

HBOS Reports Second Quarter 2014 Results

July 24, 2014

Dorminey also noted that the Company's Board of Directors has declared a regular quarterly cash dividend of $0.07 per share, which will be paid on August 22, 2014, to stockholders of record as of August 8, 2014.

Second Quarter 2014 Results of Operations

The $429,000 increase in reported quarterly earnings for the second quarter of 2014 compared with the linked quarter resulted primarily from the following items:

•	Increased interest income of $1.9 million, driven by growth in interest earning assets coupled with improved loan discount accretion from FDIC-acquired loans of $793,000;
•	Solid growth in revenue from mortgage banking activities of $2.9 million; offset by
•	Increased provision for loan losses expense of $445,000, driven by core loan growth;
•	Accelerated negative accretion of the FDIC loss-share receivable of $1.3 million; and
•	Increased salaries and employee benefits of $1.7 million, driven by mortgage banking expansion.

The $888,000 decrease in reported quarterly earnings for the second quarter of 2014 compared with the year-earlier quarter primarily resulted from the following items:

•	Increased salaries and employee benefits of $2.1 million;
•	Reduced interest income on loans of $972,000;
•	Growth in FDIC loss-share clawback expenses of $758,000; offset by
•	Increased revenue from mortgage banking activities of $1.6 million; and
•	Improved interest income on loans held for sale of $1.2 million

Net interest income for the second quarter of 2014 increased 1% to $15.8 million from $15.6 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to acquisitions and organic growth.  The Company's net interest margin was 4.92% for the second quarter of 2014, a decline of 48 basis points from 5.40% for the year-earlier period.  The reduction in net interest margin for the second quarter of 2014 compared with the year-earlier quarter was driven by a decline in the yield on loans, offset in part by an increase in the yield on investment securities.  Excluding FDIC-acquired loan discount adjustments from the net interest margin, the core net interest margin was 3.34% for the second quarter of 2014, an improvement of 27 basis points from 3.07% compared with the year-earlier quarter.  The improvement in the core net interest margin was driven by an increase in the yield on core loans compared with the year-earlier quarter.

In the second quarter of 2014, the Company continued to achieve loan growth, with its core loan portfolio increasing $42.2 million organically on a linked-quarter basis and advancing $106.7 million overall compared with the year-earlier quarter.  For the second quarter of 2014, the Company's loan portfolio, including FDIC-acquired loans, totaled $845.1 million, increasing $35.1 million on a linked-quarter basis from $810.0 million and from $769.9 million compared with the year-earlier quarter.  The organic loan growth from the linked quarter was primarily driven by growth in the Albany, South Atlanta, and Macon, Georgia markets, as well as in the Birmingham, Alabama market.  Total deposits stood at $1.209 billion at the end of the second quarter of 2014, up 7% from $1.127 billion on a linked-quarter basis, and up 13% from $1.066 billion for the year-earlier quarter.

-MORE-

HBOS Reports Second Quarter 2014 Results

July 24, 2014

For the second quarter of 2014, the Company's loans held for sale totaled $127.2 million, increasing $750,000 or 1% on a linked-quarter basis from $126.4 million, and increasing $83.6 million or 192% from $43.5 million compared with the year-earlier quarter.  The slight increase in the loans held for sale for the current quarter occurred as loan sales paced current production for the quarter.  Loan sales to the agencies for the second quarter totaled $158.0 million and, separately, the Company recorded a gain of $1.3 million related to the mortgage servicing rights for those loans.  Total mortgage production for the second quarter was $249.9 million, up 84% on a linked-quarter basis from $135.5 million and up 114% from $116.7 million compared with the year-earlier quarter.

Noninterest income for the second quarter of 2014 improved 65% to $5.3 million from $3.2 million in the year-earlier quarter, primarily driven by increases in revenue from mortgage banking activities of $1.6 million, service charges on deposit accounts of $206,000, gain on sales of securities of $138,000 and bankcard services income of $110,000.  Noninterest expense for the second quarter of 2014 increased 24% to $18.1 million from $14.6 million in the year-earlier quarter, primarily driven by increases in salaries and employee benefits of $2.1 million related to the expansion of the mortgage division and an increase in FDIC loss-share clawback expenses of $758,000 related to the improvement in cash flows experienced on covered loss-share loan portfolios.

Accounting for FDIC-Assisted Acquisitions

The Company performs ongoing assessments of the estimated cash flows of its FDIC-acquired loan portfolios.  The fair value of the FDIC-acquired loan portfolios consisted of $43.4 million in covered and $56.9 million in non-covered loans at the end of the second quarter of 2014 compared with $57.2 million in covered and $74.6 million in non-covered loans for the year-earlier quarter.  The outstanding principal balance of the FDIC-acquired loan portfolios totaled $153.0 million at the end of the second quarter of 2014 compared with $210.0 million for the year-earlier quarter.  The details of the accounting for the FDIC-acquired loan portfolios for the second quarter of 2014 are as follows:

•	Covered FDIC-acquired loans decreased $4.2 million and non-covered FDIC-acquired loans decreased $2.9 million from the linked quarter;
•	The negative accretion for the FDIC loss-share receivable was $3.4 million and the FDIC loss-share clawback accrual increased to $3.4 million;
•	Provision expense for FDIC-acquired covered loans increased to $25,000 while non-covered loans decreased to negative $61,000; and
•	Loan discount accretion recognized in interest income increased to $4.6 million.

For the second quarter of 2014, loan discount accretion recognized in interest income improved 21% to $4.6 million from $3.9 million for the linked quarter, but declined 24% from $6.1 million for the year-earlier quarter.  Provision expense of $25,000 was recorded for loan charge-offs on covered individually assessed FDIC-acquired loans not provided for by the discount, with approximately 80% of the charge-offs reimbursable by the FDIC.  The provision expense for these covered loans did not affect the Company's loan loss reserve.  Negative provision expense of $61,000 was recorded for non-covered FDIC-acquired loans, driven by the reversal of the $105,000 valuation allowance recorded during the first quarter of 2014, offset in part by $44,000 in loan charge-offs on non-covered individually assessed loans not provided by the discount.  The FDIC loss-share receivable associated with covered FDIC-acquired assets decreased 12% to $33.2 million from $37.6 million for the linked quarter and declined 31% from $48.1 million for the year-earlier quarter.  The reduction in the FDIC loss-share receivable for the linked quarter was primarily driven by negative accretion of $3.4 million, affecting the loss-share receivable asset associated with the improvement in expected cash flows of the covered FDIC-acquired performing loan portfolios and FDIC reimbursements received of $896,000.  An increase to the FDIC clawback liability accrual was recorded as an expense for the current quarter of $882,000, which increased the total accrual to $3.4 million.  This clawback was caused by an improvement in estimates of expected cash flows for both FDIC-assisted acquisitions covered under loss-sharing agreements.

-MORE-

HBOS Reports Second Quarter 2014 Results

July 24, 2014

The covered FDIC-acquired loan discount affecting the loss-share receivable was $29.9 million, or 89.8% of the loss-share receivable, for the second quarter of 2014 compared with $45.4 million, or 94.5% of the loss-share receivable, for the year-earlier quarter.  The gross balance of covered FDIC-acquired assets decreased to $89.5 million for the second quarter of 2014 compared with $125.6 million for the year-earlier quarter.  The FDIC loss-share receivable as a percent of the covered FDIC-acquired assets decreased to 37.1% compared with 38.3% for the year-earlier quarter.

Asset Quality

Total nonperforming assets, excluding FDIC-acquired assets, decreased to $7.5 million, or 0.50% of total assets, compared with $10.3 million, or 0.73% of total assets, for the linked quarter and declined from $15.3 million, or 1.14% of total assets, for the year-earlier quarter.  Annualized net charge-offs to average outstanding loans, excluding FDIC-acquired loans, were 0.05% for the second quarter of 2014 compared with annualized net recoveries of 0.01% for the linked quarter and annualized net charge-offs of 0.45% for the year-earlier quarter.  Nonperforming loans, excluding FDIC-acquired loans, totaled $7.0 million for the second quarter of 2014, down from $9.2 million for the linked quarter and from $12.2 million for the year-earlier quarter.  Other real estate owned and repossessed assets, excluding FDIC-acquired assets, totaled $507,000 for the second quarter of 2014, down from $1.1 million for the linked quarter and from $3.0 million for the year-earlier quarter.

The provision for loan losses on non-FDIC-acquired loans increased to $510,000 for the second quarter of 2014 from $65,000 for the linked quarter, but decreased from $640,000 for the year-earlier quarter, primarily driven by improving trends in total criticized and classified loans offset in part by core loan growth.  For the second quarter in 2014, the allowance for loan losses represented 1.27% of total loans outstanding, excluding FDIC-acquired loans, versus 1.30% for the linked quarter and 1.42% for the year-earlier quarter.

Capital Management Initiatives

The Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.   Accordingly, future stock buybacks and future dividends will be premised largely on the Company's future earnings power rather than a return of capital to stockholders.

The Company's estimated total risk-based capital ratio at June 30, 2014, was 14.0%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 8.5% as of June 30, 2014.

Upcoming Investor Conference

At 10:00 a.m. ET on Wednesday, July 30, 2014, the Company's management will make a presentation at Keefe, Bruyette & Woods' 15th Annual Community Bank Investor Conference, which will be available to investors via a live audio webcast.  The presentation used at the conference, updated for second quarter results, is now available on the Company's website at www.eheritagebank.com under the "Investors" tab and will remain available for 90 days.

-MORE-

HBOS Reports Second Quarter 2014 Results

July 24, 2014

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily Georgia, Florida and Alabama through 29 banking locations, 15 mortgage offices, and 5 investment offices.  As of June 30, 2014, the Company reported total assets of approximately $1.5 billion and total stockholders' equity of approximately $132 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com under the "Investors" tab.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2013 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

-MORE-

HBOS Reports Second Quarter 2014 Results

July 24, 2014

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Total noninterest income	$5,286	$3,195	$3,487	$8,773	$9,959
Gain on sale of securities	(138)	–	–	(138)	–
Gain on acquisitions	–	–	–	–	(4,188)
Adjusted noninterest income	$5,148	$3,195	$3,487	$8,635	$5,771

Total noninterest expense	$18,116	$14,555	$15,476	$33,592	$27,909
Acquisition-related expenses	(101)	(148)	(52)	(153)	(940)
Accrual of FDIC acquisitions estimated clawback liability	(882)	(124)	(543)	(1,425)	(690)
Adjusted noninterest expense	$17,133	$14,283	$14,881	$32,014	$26,279

Net income as reported	$1,772	$2,660	$1,343	$3,115	$6,588
Total adjustments, net of tax*	606	203	441	1,048	(1,802)
Adjusted net income	$2,378	$2,863	$1,784	$4,163	$4,786

Diluted earnings per share	$0.23	$0.36	$0.18	$0.41	$0.88
Total adjustments, net of tax*	0.08	0.03	0.06	0.14	(0.24)
Adjusted diluted earnings per share	$0.31	$0.39	$0.24	$0.55	$0.64

*	The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

-END-

Heritage Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)

	(Unaudited)
	June 30, 2014	December 31, 2013*

Cash and due from banks	$29,305	$34,804
Interest-bearing deposits in banks	57,244	3,249
Federal funds sold	2,028	130
Cash and cash equivalents	88,577	38,183

Securities available for sale, at fair value	300,556	294,299
Federal Home Loan Bank stock, at cost	5,604	7,342
Other equity securities, at cost	1,010	1,010
Loans held for sale	127,186	110,669
Loans	801,659	747,862
Covered loans	43,442	50,891
Less allowance for loan losses	9,457	8,955
Loans, net	835,644	789,798

Other real estate owned	1,845	3,482
Covered other real estate owned	5,865	7,053
Total other real estate owned	7,710	10,535

FDIC loss-share receivable	33,239	41,306
Premises and equipment, net	38,346	37,978
Goodwill and intangible assets	5,786	4,253
Cash surrender value of bank owned life insurance	24,559	24,183
Other assets	19,214	21,369
Total assets	$1,487,431	$1,380,925

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest-bearing deposits	$168,666	$148,253
Interest-bearing deposits	1,040,134	928,168
Total deposits	1,208,800	1,076,421

Federal funds purchased and securities sold under repurchase agreements	35,350	37,648
Other borrowings	100,789	131,394
Other liabilities	10,832	10,399
Total liabilities	1,355,771	1,255,862

SHAREHOLDERS' EQUITY

Preferred stock, par value; $0.01; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.01; 45,000,000 shares authorized; 7,851,296 and 7,834,537 shares issued and outstanding, respectively	79	78
Capital surplus	79,288	78,566
Retained earnings	59,769	57,614
Accumulated other comprehensive loss, net of tax of $2,897 and $5,175, respectively	(4,346)	(7,762)
Unearned employee stock ownership plan (ESOP), 305,885 and 332,535 shares, respectively	(3,130)	(3,433)
Total shareholders' equity	131,660	125,063

Total liabilities & shareholders' equity	$1,487,431	$1,380,925

*	Derived from Audited Consolidated Financial Statements.

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Interest income:
Interest and fees on loans	$14,730	$15,702	$28,080	$29,071
Interest on loans held for sale	1,466	290	2,491	405
Interest on taxable securities	1,215	1,095	2,421	1,961
Interest on nontaxable securities	368	308	722	593
Interest on federal funds sold	1	2	2	3
Interest on deposits in other banks	30	88	49	109
Total interest income	17,810	17,485	33,765	32,142

Interest expense:
Interest on deposits	1,176	1,041	2,316	2,095
Interest on other borrowings	860	844	1,704	1,593
Total interest expense	2,036	1,885	4,020	3,688

Net interest income	15,774	15,600	29,745	28,454

Provision for loan losses	474	668	644	1,153

Net interest income after provision for loan losses	15,300	14,932	29,101	27,301

Noninterest income:
Service charges on deposit accounts	1,503	1,297	2,946	2,451
Bankcard services income	941	831	1,830	1,593
Other service charges, commissions and fees	158	157	320	256
Brokerage fees	615	536	1,181	1,017
Mortgage banking activities	5,022	3,425	7,188	5,608
Bank-owned life insurance	187	201	376	403
Gain on sales of securities	138	-	138	-
Gain on acquisitions	-	-	-	4,188
Accretion of FDIC loss-share receivable	(3,377)	(3,376)	(5,408)	(5,775)
Other	99	124	202	218
Total noninterest income	5,286	3,195	8,773	9,959
Noninterest expense:
Salaries and employee benefits	10,310	8,185	18,890	14,615
Equipment and occupancy	2,153	1,838	4,148	3,504
Advertising and marketing	221	349	449	536
Professional fees	523	302	974	517
Information services expenses	1,150	1,307	2,350	2,489
Net loss on sales and write-downs of other real estate owned	107	58	425	33
Net loss (gain) on sales and write-downs of FDIC-acquired other real estate owned	173	(251)	(91)	(227)
Foreclosed asset expenses	82	227	169	442
Foreclosed FDIC-acquired asset expenses	285	313	618	734
FDIC insurance and other regulatory fees	299	278	543	534
Acquisition related expenses	101	148	153	940
Deposit intangible expenses	192	211	388	405
FDIC loss-share clawback expenses	882	124	1,425	690
Other operating expenses	1,638	1,466	3,151	2,697
Total noninterest expense	18,116	14,555	33,592	27,909

Income before income taxes	2,470	3,572	4,282	9,351

Applicable income tax	698	912	1,167	2,763

Net income	$1,772	$2,660	$3,115	$6,588

Earnings per common share:
Basic earnings per share	$0.24	$0.36	$0.42	$0.88
Diluted earnings per share	$0.23	$0.36	$0.41	$0.88

Weighted average-common shares outstanding:
Basic	7,436,717	7,381,370	7,429,421	7,453,457
Diluted	7,607,501	7,383,992	7,594,730	7,455,892

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Interest income:
Interest and fees on loans	$14,730	$13,350	$15,911	$13,452	$15,702
Interest on loans held for sale	1,466	1,025	619	434	290
Interest on taxable securities	1,215	1,206	1,231	1,155	1,095
Interest on nontaxable securities	368	354	337	318	308
Interest on federal funds sold	1	1	2	4	2
Interest on deposits in other banks	30	19	15	30	88
Total interest income	17,810	15,955	18,115	15,393	17,485

Interest expense:
Interest on deposits	1,176	1,140	1,000	982	1,041
Interest on other borrowings	860	844	862	853	844
Total interest expense	2,036	1,984	1,862	1,835	1,885

Net interest income	15,774	13,971	16,253	13,558	15,600

Provision for loan losses	510	65	220	350	640
Provision for loan losses- FDIC-acquired covered	25	-	-	-	28
Provision for loan losses- FDIC-acquired non-covered	(61)	105	12	-	-

Net interest income after provision for loan losses	15,300	13,801	16,021	13,208	14,932

Noninterest income:
Service charges on deposit accounts	1,503	1,443	1,642	1,577	1,297
Bankcard services income	941	889	890	852	831
Other service charges, commissions and fees	158	162	121	136	157
Brokerage fees	615	566	560	561	536
Mortgage banking activities	5,022	2,166	2,949	1,953	3,425
Bank-owned life insurance	187	189	198	200	201
Gain on sales of securities	138	-	85	-	-
Gain on acquisitions	-	-	-	-	-
Accretion of FDIC loss-share receivable	(3,377)	(2,031)	(2,021)	(1,499)	(3,376)
Other	99	103	112	138	124
Total noninterest income	5,286	3,487	4,536	3,918	3,195
Noninterest expense:
Salaries and employee benefits	10,310	8,580	8,722	8,108	8,185
Equipment and occupancy	2,153	1,995	1,922	1,932	1,838
Advertising and marketing	221	228	299	335	349
Professional fees	523	451	559	340	302
Information services expenses	1,150	1,200	1,285	1,335	1,307
Net loss on sales and write-downs of other real estate owned	107	318	38	335	58
Net loss (gain) on sales and write-downs of FDIC-acquired other real estate owned	173	(264)	(536)	(206)	(251)
Foreclosed asset expenses	82	87	240	337	227
Foreclosed FDIC-acquired asset expenses	285	333	286	366	313
FDIC insurance and other regulatory fees	299	244	254	293	278
Impairment loss on assets held for sale	-	-	328	-	-
Acquisition related expenses	101	52	102	280	148
Deposit intangible expenses	192	196	200	204	211
FDIC loss-share clawback expenses	882	543	261	286	124
Other operating expenses	1,638	1,513	1,746	1,389	1,466
Total noninterest expense	18,116	15,476	15,706	15,334	14,555

Income before income taxes	2,470	1,812	4,851	1,792	3,572

Applicable income tax	698	469	1,446	470	912

Net income	$1,772	$1,343	$3,405	$1,322	$2,660

Earnings per common share:
Basic earnings per share	$0.24	$0.18	$0.46	$0.18	$0.36
Diluted earnings per share	$0.23	$0.18	$0.45	$0.18	$0.36
Dividends	$0.07	$0.07	$0.00	$0.00	$0.00

Weighted average-common shares outstanding:
Basic	7,436,717	7,422,044	7,407,722	7,371,804	7,381,370
Diluted	7,607,501	7,581,775	7,530,606	7,483,812	7,383,992

Other Financial Items:
Fixed compensation	5,431	5,092	4,979	5,175	5,354
Variable compensation	3,074	1,617	1,531	1,336	1,163
Employee benefits and taxes	1,805	1,871	2,212	1,597	1,668

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,						Six Months Ended June 30,
	2014			2013			2014			2013
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest-earning assets:

Loans(1)(2)	$955,685	$16,199	6.80%	$793,576	$15,994	8.08%	$929,563	$30,577	6.63%	$746,503	$29,480	7.96%
Investment securities (2)	302,132	1,707	2.27%	293,516	1,508	2.06%	301,772	3,388	2.26%	265,777	2,756	2.09%
Other short-term investments	39,427	31	0.32%	80,554	90	0.45%	30,124	51	0.34%	63,180	112	0.36%
Total interest-earning assets	1,297,244	17,937	5.55%	1,167,646	17,592	6.04%	1,261,459	34,016	5.44%	1,075,460	32,348	6.07%

Non-interest earning assets	159,701			185,264			161,496			175,982
Total assets	$1,456,945			$1,352,910			$1,422,955			$1,251,442

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$608,590	$357	0.24%	$570,606	$324	0.23%	$582,355	$685	0.24%	$523,154	$611	0.24%
Time deposits	380,141	819	0.86%	362,264	717	0.79%	381,306	1,631	0.86%	342,229	1,484	0.87%
Total interest-bearing deposits	988,731	1,176	0.48%	932,870	1,041	0.45%	963,661	2,316	0.48%	865,383	2,095	0.49%

Federal Funds purchased and securities sold under repurchase agreements	34,430	333	3.88%	33,305	332	4.00%	35,198	663	3.80%	33,787	660	3.94%
Other Borrowings	132,453	527	1.60%	102,115	512	2.01%	125,968	1,041	1.67%	84,140	933	2.24%
Total interest-bearing liabilities	1,155,614	2,036	0.71%	1,068,290	1,885	0.71%	1,124,827	4,020	0.72%	983,310	3,688	0.76%

Non-interest bearing liabilities:
Demand Deposits	162,431			147,376			160,518			133,296
Other Liabilities	7,862			15,546			8,170			13,585
Total non-interest bearing liabilities	170,293			162,922			168,688			146,881

Total liabilities	1,325,907			1,231,212			1,293,515			1,130,191

Shareholders' equity	131,038			121,698			129,440			121,251

Total liabilities & shareholders' equity	$1,456,945			$1,352,910			$1,422,955			$1,251,442

Net interest income		$15,901			$15,707			$29,996			$28,660

Interest rate spread			4.84%			5.34%			4.72%			5.31%

Net yield on interest-earning assets (net interest margin)			4.92%			5.40%			4.80%			5.37%

Core net interest margin (non-GAAP):
Loans(1)(2)	$955,685	$16,199	6.80%	$793,576	$15,994	8.08%	$929,563	$30,577	6.63%	$746,503	$29,480	7.96%
FDIC-acquired loan discount adjustments(3)	56,445	4,644	33.00%	82,508	6,144	29.87%	58,738	8,494	29.16%	75,167	10,732	28.79%
Adjusted loans	1,012,130	11,555	4.58%	876,084	9,850	4.51%	988,301	22,083	4.51%	821,670	18,748	4.60%

Adjusted total interest-earning assets	$1,353,689	13,293	3.94%	$1,250,154	11,448	3.67%	$1,320,197	25,522	3.90%	$1,150,627	21,616	3.79%

Total interest-bearing liabilities	$1,155,614	2,036	0.71%	$1,068,290	1,885	0.71%	$1,124,827	4,020	0.72%	$983,310	3,688	0.76%

Core Net interest income		$11,257			$9,563			$21,502			$17,928

Core Interest rate spread			3.23%			2.97%			3.18%			3.03%

Core Net yield on interest-earning assets (net interest margin non-GAAP)			3.34%			3.07%			3.28%			3.14%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)
Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

(3)
FDIC-acquired loan discount adjustments include the reduction of interest income for FDIC-acquired loan discount accretion excluding contractual interest payments and the increase of core loans for the total balance of FDIC-acquired loan discounts.

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
Financial Condition Data:	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Total loans	$845,101	$810,028	$798,753	$789,092	$769,921
Loans held for sale	127,186	126,436	110,669	38,042	43,545
Covered loans	43,442	47,684	50,891	53,843	57,176
Allowance for loan losses	9,457	9,145	8,955	8,894	9,047
Total other real estate owned	7,710	8,727	10,535	10,244	11,949
Covered other real estate owned	5,865	6,095	7,053	5,909	7,815
FDIC loss-share receivable	33,239	37,637	41,306	44,527	48,106
Goodwill and intangible assets	5,786	4,757	4,253	4,251	4,455
Total assets	1,487,431	1,413,540	1,380,925	1,322,309	1,334,016
Non-interest-bearing deposits	168,666	163,090	148,253	153,163	148,219
Interest-bearing deposits	1,040,134	963,564	928,168	899,318	917,712
Other borrowings	100,789	116,127	131,394	101,667	101,940
Federal funds purchased and securities sold under agreement to repurchase	35,350	33,785	37,648	35,393	33,094
Stockholders' equity	131,660	127,984	125,063	120,534	118,540

Total shares outstanding	7,851,296	7,834,517	7,834,537	7,834,765	7,803,910
Unearned ESOP shares	305,885	319,210	332,535	345,860	359,186
Total shares outstanding net of unearned ESOP	7,545,411	7,515,307	7,502,002	7,488,905	7,444,724

Book value per share	$17.45	$17.03	$16.67	$16.10	$15.92
Book value per share including unearned ESOP (non-GAAP)	16.77	16.34	15.96	15.38	15.19
Tangible book value per share (non-GAAP)	16.68	16.40	16.10	15.53	15.32
Tangible book value per share including unearned ESOP (non-GAAP)	16.03	15.73	15.42	14.84	14.62
Market value per share	19.83	19.65	19.25	17.42	14.75

	Five Quarter Comparison
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Key Financial Ratios and other information:

Performance Ratios
Annualized return on average assets	0.49%	0.39%	1.00%	0.40%	0.79%
Annualized return on average equity	5.42%	4.26%	11.10%	4.41%	8.74%
Net interest margin	4.92%	4.66%	5.50%	4.73%	4.78%
Net interest spread	4.84%	4.59%	5.43%	4.66%	4.71%
Core net interest margin	3.34%	3.23%	3.20%	3.23%	3.28%
Core net interest spread	3.23%	3.12%	3.10%	3.13%	3.17%
Efficiency ratio	82.07%	84.20%	71.66%	82.29%	74.17%

Capital Ratios
Average stockholders' equity to average assets	9.0%	9.2%	9.0%	9.0%	9.0%
Tangible equity to tangible assets (non-GAAP)	8.5%	8.7%	8.8%	8.8%	8.6%
Tier 1 leverage ratio	9.1%	9.0%	9.5%	9.4%	9.0%
Tier 1 risk-based capital ratio	13.0%	12.8%	13.5%	14.3%	14.3%
Total risk-based capital ratio	14.0%	13.8%	14.5%	15.4%	15.3%

Other Information
Full-time equivalent employees	490	455	426	412	401
Banking	312	305	306	308	316
Mortgage	171	143	113	97	79
Investments	7	7	7	7	6
Number of banking offices	29	29	27	27	29
Mortgage loan offices	15	15	14	12	12
Investment offices	5	5	4	4	4

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Loans	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Construction and land	$57,863	$53,138	$50,167	$48,808	$42,753
Farmland	28,502	30,116	23,420	22,561	23,447
Permanent 1 - 4	174,026	173,581	174,565	169,105	166,199
Permanent 1 - 4 - junior liens and revolving	35,827	34,661	32,038	30,180	29,432
Multifamily	26,436	25,718	22,650	27,468	26,301
Nonresidential	277,295	262,753	256,567	250,859	234,259
Commercial business	116,926	101,696	101,161	95,108	88,828
Consumer and other	27,918	20,907	23,976	21,499	26,889
Total core loans	$744,793	$702,570	$684,544	$665,588	$638,108

FDIC-acquired non-covered	56,866	59,774	63,318	69,661	74,637
Total loans	801,659	762,344	747,862	735,249	712,745

FDIC-acquired covered	43,442	47,684	50,891	53,843	57,176

Allowance for loan losses	9,457	9,145	8,955	8,894	9,047
	$835,644	$800,883	$789,798	$780,198	$760,874

Loan Balances by Geographical Region (excluding FDIC- acquired loans):
	Five Quarter Comparison
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Albany, Georgia	$321,566	$302,664	$294,033	$288,089	$282,509
Valdosta, Georgia	103,231	103,479	100,936	101,729	96,485
Ocala, Florida	55,231	57,322	58,343	58,115	58,240
Statesboro, Georgia	128,421	121,636	122,928	124,667	118,056
Auburn, Alabama	36,023	36,171	36,130	31,485	26,061
Macon, Georgia	80,323	75,722	68,638	60,197	55,935
Birmingham, Alabama	10,834	2,091	1,590	344	822
South Atlanta	9,164	3,485	1,946	962	-
	$744,793	$702,570	$684,544	$665,588	$638,108

Asset Quality Data (excluding FDIC -acquired loans):
	Five Quarter Comparison
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Nonaccrual loans	$7,003	$9,245	$9,435	$10,986	$12,223
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	7,003	9,245	9,435	10,986	12,223

OREO	507	1,104	1,789	2,654	3,046
Total non-performing assets	$7,510	$10,349	$11,224	$13,640	$15,269

Trouble debt restructuring - nonaccrual	$3,426	$5,702	$5,763	$5,840	$6,496
Trouble debt restructuring - accruing	4,392	1,968	1,983	1,996	2,009
Total trouble debt restructuring	$7,818	$7,670	$7,746	$7,836	$8,505

Accruing past due loans	$750	$830	$1,001	$669	$934

Total criticized assets	21,553	22,026	22,741	26,116	25,785
Total classified assets	18,573	18,717	19,582	23,048	22,985

Allowance for loan losses	9,457	9,145	8,955	8,894	9,047
Net charge-offs (recoveries)	$92	$(20)	$160	$503	$698

Asset Quality Ratios:

Allowance for loan losses to total core loans	1.27%	1.30%	1.31%	1.34%	1.42%
Allowance for loan losses to average core loans	1.31%	1.32%	1.33%	1.37%	1.45%
Allowance for loan losses to non-performing loans	135.04%	98.92%	94.91%	80.96%	74.02%
Non-performing loans to total core loans	0.94%	1.32%	1.38%	1.65%	1.92%
Non-performing assets to total assets	0.50%	0.73%	0.81%	1.03%	1.14%
Net charge-offs (recoveries) to average core loans (annualized)	0.05%	-0.01%	0.10%	0.31%	0.45%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
FDIC-acquired assets	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

FDIC-acquired non-covered loans:
Commercial real estate	$21,020	$21,269	$22,268	$25,027	$27,258
Residential real estate	26,456	28,115	30,134	32,318	33,452
Construction and land	4,934	5,573	5,156	5,195	5,941
Commercial and industrial	1,800	1,926	2,604	3,638	4,106
Consumer and other	2,656	2,891	3,156	3,483	3,880
Total	56,866	59,774	63,318	69,661	74,637
FDIC-acquired covered loans:
Commercial real estate	12,295	14,044	14,161	14,956	15,384
Residential real estate	19,637	22,372	23,886	25,082	27,283
Construction and land	10,679	10,332	11,642	12,469	12,645
Commercial and industrial	762	801	864	924	1,340
Consumer and other	69	135	338	412	524
Total	43,442	47,684	50,891	53,843	57,176
Total carrying value of FDIC-acquired loans	$100,308	$107,458	$114,209	$123,504	$131,813
Non-accrete discount for FDIC-acquired loans	16,600	30,818	36,746	48,545	55,170
Accretable discount for FDIC-acquired loans	36,066	27,492	26,860	23,445	23,007
Total discount for FDIC-acquired loans	52,666	58,310	63,606	71,990	78,177
Outstanding principal balance for FDIC-acquired loans	$152,974	$165,768	$177,815	$195,494	$209,989

FDIC-acquired OREO:
Non-covered	$1,338	$1,527	$1,694	$1,680	$1,087
Covered	5,865	6,095	7,053	5,909	7,815
Total carrying value of FDIC-acquired OREO	$7,203	$7,622	$8,747	$7,589	$8,902
Total discount for FDIC-acquired OREO	7,593	10,255	11,186	12,038	11,013
Gross carrying value of FDIC-acquired OREO	$14,796	$17,877	$19,933	$19,627	$19,915

Total loan discount accretion recognized in income:
Individual assessed discount accretion	$1,681	$808	$3,132	$791	$2,336
Pooled assessed discount accretion	2,963	3,042	3,140	2,927	3,808
Total loan discount accretion recognized in income	$4,644	$3,850	$6,272	$3,718	$6,144

FDIC-acquired ratios:
Total discount to principal balance for FDIC-acquired loans	34.4%	35.2%	35.8%	36.8%	37.2%

	Five Quarter Comparison
Non-covered FDIC-acquired assets	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Outstanding principal balance:
FDIC-acquired non-covered loan pools	$54,899	$58,294	$61,893	$66,294	$70,144
FDIC-acquired non-covered loans individually assessed	19,497	20,644	22,214	27,627	31,603
Total non-covered outstanding principal loan balance	74,396	78,938	84,107	93,921	101,747
Gross carrying value for FDIC-acquired non-covered OREO	3,892	4,254	4,470	4,993	2,529
Total gross balance of non-covered assets	$78,288	$83,192	$88,577	$98,914	$104,276
Non-covered non-accretable discount for estimated credit losses:
FDIC-acquired non-covered loan pools	$2,883	$7,337	$8,932	$9,297	$9,341
FDIC-acquired non-covered loans individually assessed	3,524	4,283	5,397	12,294	14,894
Total non-covered non-accretable discount	6,407	11,620	14,329	21,591	24,235
FDIC-acquired non-covered OREO discount	2,554	2,728	2,776	3,313	1,442
Total non-covered discount for estimated credit losses	$8,961	$14,348	$17,105	$24,904	$25,677
Non-covered accretable discount:
Non-covered accretable discount for improvement in cash flows	$10,270	$6,603	$5,458	$380	$318
Other non-covered accretable discount	855	941	1,002	2,288	2,558
Total non-covered accretable discount	11,125	7,544	6,460	2,668	2,876
Total non-covered discount	$20,086	$21,892	$23,565	$27,572	$28,553

Non-covered loan discount accretion recognized in income:
Individual assessed discount accretion	$690	$428	$2,375	$619	$974
Pooled assessed discount accretion	321	187	249	184	174
Total non-covered discount accretion recognized in income	$1,011	$615	$2,624	$803	$1,148

Non-covered FDIC-acquired ratios:
Total discount to principal balance for non-covered FDIC-acquired assets	25.7%	26.3%	26.6%	27.9%	27.4%
Gross balance of non-covered loans to total FDIC-acquired loans	48.6%	47.6%	47.3%	48.0%	48.5%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Covered FDIC-acquired assets	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Outstanding principal balance:
FDIC-acquired covered loan pools	$57,567	$63,789	$69,192	$74,020	$79,552
FDIC-acquired covered loans individually assessed	21,010	23,041	24,517	27,554	28,690
Total covered outstanding principal loan balance	78,577	86,830	93,709	101,574	108,242
Gross carrying value for FDIC-acquired OREO covered	10,904	13,622	15,463	14,634	17,385
Total gross balance of covered assets	$89,481	$100,452	$109,172	$116,208	$125,627
Covered non-accretable discount for estimated credit losses:
FDIC-acquired covered loan pools	$5,401	$12,215	$15,284	$16,281	$19,917
FDIC-acquired covered loans individually assessed	4,792	6,983	7,133	10,673	11,018
Total covered non-accretable discount	10,193	19,198	22,417	26,954	30,935
FDIC-acquired covered OREO discount	5,039	7,528	8,410	8,725	9,570
Total covered discount for estimated credit losses	$15,232	$26,726	$30,827	$35,679	$40,505
Covered accretable discount:
Covered accretable discount for improvement in cash flows	$22,084	$18,156	$18,012	$17,676	$16,297
Other covered accretable discount	2,858	1,792	2,389	3,101	3,834
Total covered accretable discount	24,942	19,948	20,401	20,777	20,131
Total covered discount	$40,174	$46,674	$51,228	$56,456	$60,636

Covered loan discount accretion recognized in income:
Individual assessed accretion	$991	$380	$757	$172	$1,362
Pooled assessed accretion	2,642	2,855	2,891	2,743	3,634
Total covered discount accretion recognized in income	$3,633	$3,235	$3,648	$2,915	$4,996

Covered FDIC-acquired ratios:
Total discount to principal balance for covered FDIC-acquired assets	44.9%	46.5%	46.9%	48.6%	48.3%

	Five Quarter Comparison
FDIC loss-share receivable	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

FDIC loss-share receivable:
Single family estimated credit losses	$7,506	$8,446	$8,995	$9,134	$9,764
Non-single family estimated credit losses	22,347	27,459	30,077	33,550	35,678
Pending reimbursements and other	3,386	1,732	2,234	1,843	2,664
Total	$33,239	$37,637	$41,306	$44,527	$48,106

FDIC loss-share clawback liability	$3,366	$2,484	$1,941	$1,681	$1,393

Total covered discount	$40,174	$46,674	$51,228	$56,456	$60,636
Total covered discount impacting FDIC loss-share receivable	$37,316	$44,882	$48,839	$53,355	$56,802
Total covered discount impacting FDIC loss-share receivable at 80%	$29,853	$35,906	$39,071	$42,684	$45,442

FDIC loss-share receivable ratios:
FDIC receivable as % of gross balance of covered assets	37.1%	37.5%	37.8%	38.3%	38.3%
Covered discount at 80% as of % of FDIC receivable	89.8%	95.4%	94.6%	95.9%	94.5%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights

(Unaudited)

Mortgage Segment Information
	Five Quarter Comparison
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Net interest income	$924	$825	$114	$218	$112
Provision for loan losses	-	-	-	-	-
Noninterest income	6,153	2,392	2,951	1,952	3,424
Noninterest expense	6,178	3,815	3,149	2,968	3,239
Income tax expense (benefit)	278	(185)	(26)	(247)	92
Mortgage profit (loss)	$621	$(413)	$(58)	$(551)	$205

Mortgage segment assets	$139,024	$136,662	$120,716	$44,588	$46,854

Other Financial Items:
Fixed compensation	$1,375	$1,106	$1,037	$1,010	$1,123
Variable compensation	2,832	1,402	1,311	1,121	969

Mortgage Segment Selected Other Information:
	Five Quarter Comparison
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Retail production	$187,669	$98,554	$84,381	$83,657	$97,608
Wholesale production	62,228	36,941	36,030	31,646	19,072
Total production	$249,897	$135,495	$120,411	$115,303	$116,680
Purchase as a % of total production	84%	80%	78%	76%	66%
Refi as a % of total production	16%	20%	22%	24%	34%
End of period locks	$117,940	$71,121	$43,054	$47,871	$53,910